Exhibit 99.1

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340

For Immediate Release	Investor/Media Contact: Faisal Qadir 608-278-6207

Spectrum Brands Holdings Reports Fiscal 2023 Third Quarter Results
•Successfully Completed the Sale of HHI for $4.3 Billion in Cash, Subject to Customary Purchase Price Adjustments
•Net Proceeds from the Transaction After Tax and Fees are Expected to be $3.8 Billion
•Repaid $1.55 Billion of Outstanding Debt and Entered into an Accelerated Share Repurchase Agreement for $500 Million of Its Common Stock
•Ended the Quarter in a Net Cash Position with $2.9 Billion of Cash and $2.1 Billion of Debt
•Net Sales Decreased 10.1% Driven by Retailer Inventory Reduction Strategy Leading to Lower Replenishment Orders, Slower Category POS and Unfavorable Foreign Currency, Offset by Positive Pricing Adjustments
•Net Loss from Continuing Operations of $172.2 Million and Adjusted EBITDA of $98.5 Million Grew 23% Year over Year, Including $5.3 Million of Investment Income
•Maintaining Fiscal 2023 Earnings Framework and Expect Net Sales to Decline Mid Single-Digits to Prior Year and, Excluding Investment Income, Adjusted EBITDA to be Down Low to Mid Single-Digits
Middleton, WI, August 11, 2023 - Spectrum Brands Holdings, Inc. (NYSE: SPB; “Spectrum Brands” or the “Company”), a leading global branded consumer products and home essentials company focused on driving innovation and providing exceptional customer service, today reported results from continuing operations for the third quarter of fiscal 2023 ended July 2, 2023.
“I am proud of our global Spectrum Brands team for all their efforts and tireless dedication to the Company. We have been challenged by a number of unanticipated developments throughout this year, including lower consumer demand resulting in significant sales volatility to our retail customers, cooler weather in the third quarter exacerbating this trend for our Home and Garden business, and the DOJ lawsuit to block the sale of our HHI business unit.“ said David Maura, Chairman and Chief Executive Officer of Spectrum Brands.
"While we are disappointed with our top-line performance in the quarter, I am pleased with the fact that our focus on profitability is paying off as we exceeded third quarter EBITDA expectations, excluding investment income. We expect some of these short-term demand headwinds to continue in the fourth quarter and, therefore, expect to be towards the lower end of our earnings framework, excluding the investment income from the HHI proceeds. We also believe there is still excess inventory in the retail channel as well as our balance sheet, particularly in kitchen appliances. Going into fiscal 24, one of our goals is to continue to improve the health of our inventory."
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Mr. Maura continued, "with the close of the HHI transaction, we have become a net debt free company. Our balance sheet is stronger than it has ever been and we have taken a major step in the direction of becoming a faster growing, higher margin, pure play Global Pet Care and Home & Garden company. We have also repaid $1.6 billion of our outstanding debt and are returning capital to shareholders through a $500 million accelerated share repurchase program. In addition, our team is now able to refocus all their energy on our core businesses and with the stronger balance sheet, we believe we are very well positioned to drive long-term growth and profitability."
Fiscal 2023 Third Quarter Highlights

	Three Month Periods Ended
(in millions, except per share and %)	July 2, 2023	July 3, 2022	Variance
Net sales	$735.5	$818.0	$(82.5)	(10.1)%
Gross profit	263.5	276.0	(12.5)	(4.5)%
Operating (loss) income	(124.7)	38.7	(163.4)	n/m
Net (loss) income from continuing operations	(172.2)	3.0	(175.2)	n/m
Diluted earnings per share from continuing operations	$(4.27)	$0.07	$(4.34)	n/m
Non-GAAP Operating Metrics
Adjusted EBITDA from continuing operations	$98.5	$80.1	$18.4	23.0%
Adjusted EPS from continuing operations	$0.75	$0.54	$0.21	38.9%
n/m = not meaningful
•Net sales decreased 10.1% with a decrease in organic net sales of 9.7%, excluding the impact of $3.5 million of unfavorable foreign exchange rates. Net sales declined due to retailer inventory management strategies and slower than expected category POS, offset by positive pricing adjustments.
•Gross profit decreased due to reduced volume while gross profit margin increased from the improved pricing, cost improvements, and favorable mix.
•Operating loss increased with the recognition of a goodwill impairment of $111.1 million, intangible asset impairment of $53.7 million and prior year gain from remeasurement of contingent gain liability partially offset by lower distribution costs, fixed cost reduction efforts, and reduced project spend on restructuring, optimization and strategic transaction initiatives.
•Net loss increase and diluted earnings per share decrease from continuing operations were primarily driven by the increase in operating loss and interest costs.
•Adjusted EBITDA increased 23.0% and adjusted EBITDA margin increased 360 basis points attributable to lower distribution costs, fixed cost reduction initiatives and positive pricing impact, partially offset by the reduction in sales volume.
•Adjusted diluted EPS increased to $0.75 per share due to higher Adjusted EBITDA and a reduction in outstanding shares.
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Fiscal 2023 Third Quarter Segment Level Data
Global Pet Care (GPC)

	Three Month Periods Ended
(in millions, except %)	July 2, 2023	July 3, 2022	Variance
Net sales	$272.3	$290.2	$(17.9)		(6.2)%
Operating income	38.2	19.9	18.3		92.0%
Operating income margin	14.0%	6.9%	710	bps
Adjusted EBITDA	$53.6	$40.9	$12.7		31.1%
Adjusted EBITDA margin	19.7%	14.1%	560	bps
The decrease in net sales was mainly driven by continued softness in the global aquatics category, especially in the subcategory of equipment and environments. Companion Animals category grew in the EMEA and Latin America regions but declined in North America partially due to aggressive portfolio management which resulted in the decision to exit several non-strategic categories. Sales in EMEA increased due to growth in Companion Animal category driven by strong dog and cat food sales. The sales were also helped by prior year price increases and new positive pricing adjustments in EMEA. Organic net sales decreased 6.4%, excluding favorable foreign currency impacts of $0.8 million.
Operating income, Adjusted EBITDA and margins increased due to lower distribution costs compared to prior year disruptions, positive pricing adjustments, savings from prior year cost reduction initiatives, and additional cost reduction actions in the current year. This was partially offset by lower volumes.
Home & Garden (H&G)

	Three Month Periods Ended
(in millions, except %)	July 2, 2023	July 3, 2022	Variance
Net sales	$186.6	$198.5	$(11.9)		(6.0)%
Operating income	26.2	36.2	(10.0)		(27.6)%
Operating income margin	14.0%	18.2%	(420)	bps
Adjusted EBITDA	$38.6	$42.8	$(4.2)		(9.8)%
Adjusted EBITDA margin	20.7%	21.6%	(90)	bps
The net sales decrease was primarily driven by unanticipated adverse weather leading to lower POS and lower than expected replenishment orders for the pest control category. Lower than anticipated POS late in the quarter also drove retailers to continue to be conservative with their inventory planning and to further reduce inventory. Cleaning products sales increased by low single digits, but the category POS remained challenged as consumer demand for cleaning products continues to decline post COVID and the performance in the category remains below expectations.
The lower operating income, Adjusted EBITDA and margins were driven by the impact of the sales decline and continued inflation partially offset by positive pricing, benefits of prior year fixed cost restructuring and operational cost reductions from cost improvement initiatives. Operating income was also impacted by impairment of intangible assets.

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Home & Personal Care (HPC)

	Three Month Periods Ended
(in millions, except %)	July 2, 2023	July 3, 2022	Variance
Net sales	$276.6	$329.3	$(52.7)		(16.0)%
Operating (loss) income	(156.8)	14.4	(171.2)		n/m
Operating (loss) income margin	(56.7%)	4.4%	(6,110)	bps
Adjusted EBITDA	$11.4	$3.6	$7.8		216.7%
Adjusted EBITDA margin	4.1%	1.1%	300	bps
n/m = not meaningful
The decrease in net sales is primarily due to category decline from lower consumer demand in kitchen appliances. Sales in International markets grew across Personal Care and Kitchen Appliances categories. However, sales in North America were lower due to lower consumer demand, increased competitive activities and continued retailer inventory management. Organic net sales decreased 14.7%, excluding unfavorable foreign currency impact of $4.3 million.
The operating loss was driven by impairment of goodwill and intangible assets as well as lower volume. The increase in Adjusted EBITDA and margins is driven by cost improvement initiatives, including reduction of operating expenses initiated in the prior year and additional actions undertaken during the second quarter of fiscal 23, positive pricing and favorable cost environment from ocean freight declines. This was partially offset by unfavorable foreign currency in LATAM and lower volume.
Liquidity and Debt
As of the end of the quarter, the Company had a cash balance of $2,930 million and $2,101 million of debt outstanding, consisting of $2,012 million of senior unsecured notes and $89 million of finance leases. Subsequent to the end of the quarter, the Company paid down an additional $450 million of senior unsecured notes, which were callable at par.
The Company ended the quarter in a net positive cash position, compared to a proforma net leverage of 6.3 times at the end of the previous quarter.
Fiscal 2023 Earnings Framework
Spectrum Brands continues to expect reported net sales to decline by mid single-digits in Fiscal 2023, with foreign exchange expected to have a negative impact based upon current rates. Fiscal 2023 Adjusted EBITDA, excluding investment income, is expected to decline by low to mid single-digits.
From a capital structure perspective, while we are currently in a net cash position, the Company is targeting a long-term net leverage ratio of 2.0 - 2.5 times after full deployment of HHI sale proceeds.
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Conference Call/Webcast Scheduled for 9:00 A.M. Eastern Time Today
Spectrum Brands will host an earnings conference call and webcast at 9:00 a.m. Eastern Time today, August 11, 2023. The live webcast and related presentation slides will be available by visiting the Event Calendar page in the Investor Relations section of Spectrum Brands' website at www.spectrumbrands.com. Participants may register here. Instructions will be provided to ensure the necessary audio applications are downloaded and installed. Users can obtain these at no charge.
A replay of the live broadcast will be accessible through the Event Calendar page in the Investor Relations section of the Company’s website.
About Spectrum Brands Holdings, Inc.
Spectrum Brands Holdings is a home-essentials company with a mission to make living better at home. We focus on delivering innovative products and solutions to consumers for use in and around the home through our trusted brands. We are a leading supplier of specialty pet supplies, lawn and garden and home pest control products, personal insect repellents, shaving and grooming products, personal care products, and small household appliances. Helping to meet the needs of consumers worldwide, Spectrum Brands offers a broad portfolio of market-leading, well-known and widely trusted brands including Tetra®, DreamBone®, SmartBones®, Nature’s Miracle®, 8-in-1®, FURminator®, Healthy-Hide®, Good Boy®, Meowee!®, OmegaOne®, Spectracide®, Cutter®, Repel®, Hot Shot®, Rejuvenate®, Black Flag®, Liquid Fence®, Remington®, George Foreman®, Russell Hobbs®, Black + Decker®, PowerXL®, Emeril Lagasse®, and Copper Chef®. For more information, please visit www.spectrumbrands.com. Spectrum Brands – A Home Essentials Company™
Non-GAAP Measurements
Management believes that certain non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods.  Within this document, including the tables that follow, reference is made to organic net sales, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin, and adjusted earnings per share (EPS). Management believes that organic net sales provide for a more complete understanding of underlying business trends of regional and segment performance by excluding the impact of foreign currency exchange fluctuations and the impact of acquisitions (when applicable) when there is no comparable sales in the prior period.  Organic sales growth is calculated by comparing organic net sales to net sales in the prior comparative period.  The effect of changes in foreign currency exchange rates is determined by translating the period’s net sales using the foreign currency exchange rates that were in effect during the prior comparative period. Adjusted EBITDA is a metric used by management to evaluate segment performance and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, because interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure for determining the Company's debt covenant compliance. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  Adjusted EBITDA margin reflects adjusted EBITDA as a percentage of net sales. Management uses adjusted diluted EPS as a useful measure for providing further insight into our operating performance because it eliminates the effects of certain items that are not comparable from one period to the next.  An income tax adjustment is included in adjusted diluted EPS to exclude the impact of the valuation allowance against deferred taxes and other tax-related items in order to reflect a normalized ongoing effective tax rate of 25.0%.
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The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company's management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company's GAAP financial results and should be read in conjunction with those GAAP results. Supplemental tables have been provided within the Appendix to this document to demonstrate reconciliation of non-GAAP measurements to the most comparable GAAP measure.
Forward-Looking Statements
We have made or implied certain forward-looking statements in this document. All statements, other than statements of historical facts included or incorporated by reference in this document, including, without limitation, statements or expectations regarding our business strategy, future operations, financial condition, estimated revenues, projected costs, inventory management, earnings power, projected synergies, prospects, plans and objectives of management, outcome of any litigation and information concerning expected actions of third parties are forward-looking statements. When used in this document, the words future, anticipate, pro forma, seek, intend, plan, envision, estimate, believe, belief, expect, project, forecast, outlook, earnings framework, goal, target, could, would, will, can, should, may and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.
Since these forward-looking statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation: (1) the COVID-19 pandemic, economic, social and political conditions or civil unrest, terrorist attacks, acts of war, natural disasters, other public health concerns or unrest in the United States or the international markets impacting our business, customers, employees (including our ability to retain and attract key personnel), manufacturing facilities, suppliers, capital markets, financial condition and results of operations, all of which tend to aggravate the other risks and uncertainties we face; (2) the impact of a number of local, regional and global uncertainties could negatively impact our business; (3) the negative effect of the armed conflict between Russia and Ukraine and its impact on those regions and surrounding regions, including on our operations and on those of our customers, suppliers and other stakeholders; (4) our increased reliance on third-party partners, suppliers and distributors to achieve our business objectives; (5) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring and optimization activities, including changes in inventory and distribution center changes which are complicated and involve coordination among a number of stakeholders, including our suppliers and transportation and logistics handlers; (6) the impact of our indebtedness and financial leverage position on our business, financial condition and results of operations; (7) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (8) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (9) the effects of general economic conditions, including the impact of, and changes to tariffs and trade policies, inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or monetary or fiscal policies in the countries where we do business; (10) the impact of fluctuations in transportation and shipment costs, fuel costs, commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including
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suppliers’ willingness to advance credit; (11) interest rate fluctuations; (12) changes in foreign currency exchange rates that may impact our purchasing power, pricing and margin realization within international jurisdictions; (13) the loss of, significant reduction in or dependence upon, sales to any significant retail customer(s), including their changes in retail inventory levels and management thereof; (14) competitive promotional activity or spending by competitors, or price reductions by competitors; (15) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (16) changes in consumer spending preferences and demand for our products, particularly in light of economic stress and the COVID-19 pandemic; (17) our ability to develop and successfully introduce new products, protect intellectual property and avoid infringing the intellectual property of third parties; (18) our ability to successfully identify, implement, achieve and sustain productivity improvements, cost efficiencies (including at our manufacturing and distribution operations) and cost savings; (19) the seasonal nature of sales of certain of our products; (20) the impact weather conditions may have on the sales of certain of our products; (21) the effects of climate change and unusual weather activity as well as our ability to respond to future natural disasters and pandemics and to meet our environmental, social and governance goals; (22) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (23) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (24) the impact of existing, pending or threatened litigation, government regulation or other requirements or operating standards applicable to our business; (25) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data, including our failure to comply with new and increasingly complex global data privacy regulations; (26) changes in accounting policies applicable to our business; (27) our discretion to adopt, conduct, suspend or discontinue any share repurchase program or conduct any debt repayments, redemptions, repurchases or refinancing transactions (including our discretion to conduct purchases or repurchases, if any, in a variety of manners including open-market purchases, privately negotiated transactions, tender offers, redemptions, or otherwise); (28) our ability to utilize net operating loss carry-forwards to offset tax liabilities; (29) our ability to successfully integrate the February 18, 2022, acquisition of the home appliances and cookware products business from Tristar Products, Inc. into the Company's Home and Personal Care ("HPC") business and realize the benefits of this acquisition; (30) our ability to successfully integrate the May 28, 2021 acquisition of the Rejuvenate business and tradename from For Life Products, LLC into the Company's Home & Garden ("H&G") business and realize the benefits of this acquisition; (31) our ability to separate the Company's HPC business and create an independent Global Appliances business on expected terms, and within the anticipated time period, or at all, and to realize the potential benefits of such business; (32) our ability to create a pure play consumer products company composed of our Global Pet Care ("GPC") and H&G business and to realize the expected benefits of such creation, and within the anticipated time period, or at all; (33) our ability to successfully implement further acquisitions or dispositions and the impact of any such transactions on our financial performance; (34) the impact of actions taken by significant stockholders; and (35) the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles; and (36) the other risk factors set forth in the securities filings of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including the 2022 Annual Report and subsequent Quarterly Reports on Form 10-Q.
Some of the above-mentioned factors are described in further detail in the sections entitled Risk Factors in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the end of the period covered by this document, or as otherwise specified,
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as our business, financial condition, results of operations and prospects may have changed since that date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission , we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.
# # #
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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Month Periods Ended		Nine Month Periods Ended
(in millions, except per share amounts)	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Net sales	$735.5	$818.0	$2,178.1	$2,383.0
Cost of goods sold	472.0	542.0	1,498.2	1,632.1
Gross profit	263.5	276.0	679.9	750.9
Selling	137.0	161.9	401.4	457.9
General and administrative	81.1	94.3	253.4	289.3
Research and development	5.3	6.1	16.6	22.0
Impairment of goodwill	111.1	—	111.1	—
Impairment of intangible assets	53.7	—	120.7	—
Gain from remeasurement of contingent consideration liability	—	(25.0)	(1.5)	(25.0)
Total operating expenses	388.2	237.3	901.7	744.2
Operating (loss) income	(124.7)	38.7	(221.8)	6.7
Interest expense	38.9	26.0	103.9	72.4
Interest income	(5.4)	(0.1)	(5.6)	(0.5)
Other non-operating expense, net	0.1	7.8	0.1	7.9
(Loss) income from continuing operations before income taxes	(158.3)	5.0	(320.2)	(73.1)
Income tax expense (benefit)	13.9	2.0	(33.0)	(20.8)
Net (loss) income from continuing operations	(172.2)	3.0	(287.2)	(52.3)
Income from discontinued operations, net of tax	2,031.8	29.9	2,072.7	109.8
Net income	1,859.6	32.9	1,785.5	57.5
Net income from continuing operations attributable to non-controlling interest	0.2	—	0.5	—
Net income from discontinued operations attributable to non-controlling interest	0.2	0.2	0.3	0.7
Net income attributable to controlling interest	$1,859.2	$32.7	$1,784.7	$56.8
Amounts attributable to controlling interest
Net (loss) income from continuing operations attributable to controlling interest	$(172.4)	$3.0	$(287.7)	$(52.3)
Net income from discontinued operations attributable to controlling interest	2,031.6	29.7	2,072.4	109.1
Net income attributable to controlling interest	$1,859.2	$32.7	$1,784.7	$56.8
Earnings Per Share
Basic earnings per share from continuing operations	$(4.27)	$0.07	$(7.06)	$(1.28)
Basic earnings per share from discontinued operations	50.34	0.73	50.87	2.67
Basic earnings per share	$46.07	$0.80	$43.81	$1.39
Diluted earnings per share from continuing operations	$(4.27)	$0.07	$(7.06)	$(1.28)
Diluted earnings per share from discontinued operations	50.34	0.73	50.87	2.67
Diluted earnings per share	$46.07	$0.80	$43.81	$1.39
Weighted Average Shares Outstanding
Basic	40.4	40.8	40.7	41.0
Diluted	40.4	41.0	40.7	41.0
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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)

	Nine Month Periods Ended
(in millions)	July 2, 2023	July 3, 2022
Cash flows from operating activities
Net cash provided (used) by operating activities from continuing operations	$72.5	$(180.8)
Net cash provided by operating activities from discontinued operations	31.8	42.4
Net cash provided (used) by operating activities	104.3	(138.4)
Cash flows from investing activities
Purchases of property, plant and equipment	(44.3)	(45.3)
Proceeds from disposal of property, plant and equipment	3.0	0.1
Proceeds from sale of discontinued operations, net of cash	4,334.7	—
Business acquisitions, net of cash acquired	—	(272.1)
Other investing activity	(0.1)	(0.1)
Net cash provided (used) by investing activities from continuing operations	4,293.3	(317.4)
Net cash used by investing activities from discontinued operations	(11.8)	(18.0)
Net cash provided (used) by investing activities	4,281.5	(335.4)
Cash flows from financing activities
Payment of debt	(1,141.1)	(9.8)
Proceeds from issuance of debt	—	775.0
Payment of debt issuance costs	(2.3)	(7.6)
Payment of contingent consideration	—	(1.9)
Treasury stock purchases	—	(134.0)
Accelerated share repurchase	(500.0)	—
Dividends paid to shareholders	(51.6)	(51.5)
Share based award tax withholding payments, net of proceeds upon vesting	(11.3)	(24.5)
Net cash (used) provided by financing activities from continuing operations	(1,706.3)	545.7
Net cash used by financing activities from discontinued operations	(0.8)	(2.7)
Net cash (used) provided by financing activities	(1,707.1)	543.0
Effect of exchange rate changes on cash and cash equivalents	7.8	(11.5)
Net change in cash, cash equivalents and restricted cash in continuing operations	2,686.5	57.7
Cash, cash equivalents, and restricted cash, beginning of period	243.7	190.0
Cash, cash equivalents, and restricted cash, end of period	$2,930.2	$247.7
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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(in millions)	July 2, 2023	September 30, 2022
Assets
Cash and cash equivalents	$2,930.2	$243.7
Trade receivables, net	371.0	247.4
Other receivables	100.1	95.7
Inventories	527.9	780.6
Prepaid expenses and other current assets	51.2	51.2
Current assets of business held for sale	—	1,816.7
Total current assets	3,980.4	3,235.3
Property, plant and equipment, net	274.7	263.8
Operating lease assets	116.7	82.5
Deferred charges and other	45.1	38.7
Goodwill	858.6	953.1
Intangible assets, net	1,078.9	1,202.2
Total assets	$6,354.4	$5,775.6
Liabilities and Shareholders' Equity
Current portion of long-term debt	$459.2	$12.3
Accounts payable	460.6	453.1
Accrued wages and salaries	36.3	28.4
Accrued interest	34.3	27.6
Income tax payable	606.5	15.5
Other current liabilities	186.1	187.5
Current liabilities of business held for sale	—	463.7
Total current liabilities	1,783.0	1,188.1
Long-term debt, net of current portion	1,619.2	3,144.5
Long-term operating lease liabilities	98.7	56.0
Deferred income taxes	139.6	60.1
Other long-term liabilities	154.0	57.8
Total liabilities	3,794.5	4,506.5
Shareholders' equity	2,558.7	1,263.2
Non-controlling interest	1.2	5.9
Total equity	2,559.9	1,269.1
Total liabilities and equity	$6,354.4	$5,775.6
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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
NET SALES AND ORGANIC NET SALES
The following is a summary of net sales by segment for the three and nine month periods ended July 2, 2023 and July 3, 2022:

(in millions, except %)	Three Month Periods Ended				Nine Month Periods Ended
	July 2, 2023	July 3, 2022	Variance		July 2, 2023	July 3, 2022	Variance
GPC	$272.3	$290.2	$(17.9)	(6.2)%	$846.5	$887.5	$(41.0)	(4.6)%
H&G	186.6	198.5	(11.9)	(6.0)%	411.3	470.3	(59.0)	(12.5)%
HPC	276.6	329.3	(52.7)	(16.0)%	920.3	1,025.2	(104.9)	(10.2)%
Net Sales	$735.5	$818.0	(82.5)	(10.1)%	$2,178.1	$2,383.0	(204.9)	(8.6)%
We define organic net sales as reported net sales excluding the effect of changes in foreign currency exchange rates and acquisitions. We believe this non-GAAP measure provides useful information to investors because it reflects regional and operating segment performance from our activities without the effect of changes in currency exchange rate and acquisitions. We use organic net sales as one measure to monitor and evaluate our regional and segment performance. Organic growth is calculated by comparing organic net sales to reported net sales in the prior year. The effect of changes in currency exchange rates is determined by translating the current period net sales using the currency exchange rates that were in effect during the prior period. Net sales are attributed to the geographic regions based on the country of destination. We exclude net sales from acquired businesses in the current year for which there are no comparable sales in the prior period. The following is a reconciliation of reported sales to organic sales for the three and nine month period ended July 2, 2023 compared to reported net sales for the three and nine month periods ended July 3, 2022:

	July 2, 2023
Three Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Net Sales Excluding Effect of Changes in Currency	Effect of Acquisitions	Organic Net Sales	Net Sales July 3, 2022	Variance
GPC	$272.3	$(0.8)	$271.5	$—	$271.5	$290.2	$(18.7)	(6.4)%
H&G	186.6	—	186.6	—	186.6	198.5	(11.9)	(6.0)%
HPC	276.6	4.3	280.9	—	280.9	329.3	(48.4)	(14.7)%
Total	$735.5	$3.5	$739.0	$—	$739.0	$818.0	(79.0)	(9.7)%

	July 2, 2023
Nine Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Net Sales Excluding Effect of Changes in Currency	Effect of Acquisitions	Organic Net Sales	Net Sales July 3, 2022	Variance
GPC	$846.5	$20.7	$867.2	$—	$867.2	$887.5	$(20.3)	(2.3)%
H&G	411.3	(0.1)	411.2	—	411.2	470.3	(59.1)	(12.6)%
HPC	920.3	41.7	962.0	(89.9)	872.1	1,025.2	(153.1)	(14.9)%
Total	$2,178.1	$62.3	$2,240.4	$(89.9)	$2,150.5	$2,383.0	(232.5)	(9.8)%

Page 12 / 19

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization) is a non-GAAP metric used by management that we believe provides useful information to investors because it reflects ongoing operating performance and trends of our segments excluding certain non-cash based expenses and non-recurring items during each of the comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Further, adjusted EBITDA is a measure used for determining the Company’s debt covenant. EBITDA is calculated by excluding the Company’s income tax expense, interest expense, depreciation expense and amortization expense from intangible assets from net income. Adjusted EBITDA further excludes the following:
•Share based compensation costs consist of costs associated with long-term incentive compensation arrangements that generally consist of non-cash, stock-based compensation;
•Incremental amounts attributable to strategic transactions and business development initiatives including, but not limited to, the acquisition or divestitures of a business, costs to effect and facilitate a transaction, including such cost to integrate or separate the respective business. These amounts are excluded from our performance metrics as they are reflective of incremental investment by the Company towards business development activities, incremental costs attributable to such transactions and are not considered recurring or reflective of the continuing ongoing operations of the consolidated group or segments;
•Incremental amounts realized towards restructuring and optimization projects including, but not limited to, costs towards the development and implementation of strategies to optimize operations and improve efficiency, reduce costs, increase revenues, increase or maintain our current profit margins, including recognition of one-time exit or disposal costs. These amounts are excluded from our ongoing performance metrics as they are reflective of incremental investment by the Company towards significant initiatives controlled by management, incremental costs directly attributable to such initiatives, indirect impact or disruption to operating performance during implementation, and are not considered recurring or reflective of the continuing ongoing operations of the consolidated group or segments;
•Unallocated shared costs associated with discontinued operations from certain shared and center-led administrative functions the Company's business units excluded from income from discontinued operations as they are not a direct cost of the discontinued business but a result of indirect allocations, including but not limited to, information technology, human resources, finance and accounting, supply chain, and commercial operations. Amounts attributable to unallocated shared costs would be mitigated through subsequent strategic or restructuring initiatives, transition services agreements, elimination of extraneous costs, or re-allocations or absorption of existing continuing operations following the completed sale of the discontinued operations;
•Non-cash purchase accounting adjustments recognized in earnings from continuing operations subsequent to an acquisition, including, but not limited to, the costs attributable to the step-up in inventory value and the incremental value in operating lease assets with below market rent, among others;
•Non-cash gain from the reduction in the contingent consideration liability associated with the Tristar Business acquisition in the prior year;
•Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations, including impairments from property, plant and equipment, operating and finance lease assets, and goodwill and other intangible assets;
•Impact from the early settlement of foreign currency cash flow hedges in the prior year, resulting in subsequent assumed losses at the original stated maturities of foreign currency cash flow hedges in our EMEA region that were settled early due to changes in the Company's legal entity organization structure and forecasted purchasing strategy of HPC finished goods inventory within the region, resulting in the recognition of excluded gains in the prior year intended to mitigate cost through the year ending September 30, 2023;
•Incremental costs recognized by the HPC segment attributable to the realization of product recalls initiated in the prior year;
•Incremental reserves for non-recurring litigation or environmental remediation activity, including the proposed settlement of outstanding litigation at our H&G and HPC segments attributable to significant and unusual nonrecurring claims with no previous history or precedent, and any subsequent changes in estimate or remeasurement realized upon settlement; and
•Other adjustments primarily attributable to (1) costs associated with Salus as they are not considered a component of the continuing commercial products company; (2) key executive severance related costs; (3) insurable losses associated with hurricane damages at a key supplier of our Glofish business and loss realized from misapplied funds during the three and nine month period ended July 2, 2023.
Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of reported net sales for the respective periods.

Page 13 / 17

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) from continuing operations to adjusted EBITDA and adjusted EBITDA margin for the three month period ended July 2, 2023.

(in millions, except %)	GPC	H&G	HPC	Corporate	Consolidated
Net income (loss) from continuing operations	$38.0	$26.2	$(156.5)	$(79.9)	$(172.2)
Income tax expense	—	—	—	13.9	13.9
Interest expense	—	—	—	38.9	38.9
Depreciation	4.1	1.8	2.8	3.4	12.1
Amortization	5.6	2.8	2.1	—	10.5
EBITDA	47.7	30.8	(151.6)	(23.7)	(96.8)
Share based compensation	—	—	—	4.8	4.8
Tristar integration	—	—	1.0	—	1.0
HHI divestiture	—	—	—	4.0	4.0
HPC separation initiatives	—	—	—	0.5	0.5
Fiscal 2023 restructuring	0.5	—	0.4	—	0.9
Russia closing initiatives	—	—	0.2	—	0.2
Global ERP transformation	—	—	—	3.7	3.7
HPC brand portfolio transitions	—	—	0.7	—	0.7
Other project costs	0.2	—	0.7	0.3	1.2
Unallocated shared costs	—	—	—	5.3	5.3
Non-cash purchase accounting adjustments	—	—	0.5	—	0.5
Impairment of equipment and operating lease assets	5.2	—	(1.6)	—	3.6
Impairment of goodwill	—	—	111.1	—	111.1
Impairment of intangible assets	—	8.0	45.7	—	53.7
Early settlement of foreign currency cash flow hedges	—	—	0.7	—	0.7
Legal and environmental	—	(0.2)	1.7	—	1.5
HPC product recall	—	—	1.9	—	1.9
Adjusted EBITDA	$53.6	$38.6	$11.4	$(5.1)	$98.5
Net sales	$272.3	$186.6	$276.6	$—	$735.5
Adjusted EBITDA margin	19.7%	20.7%	4.1%	—	13.4%

Page 14 / 19

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) from continuing operations to adjusted EBITDA and adjusted EBITDA margin for the three month period ended July 3, 2022.

(in millions, except %)	GPC	H&G	HPC	Corporate	Consolidated
Net income (loss) from continuing operations	$18.8	$36.3	$12.6	$(64.7)	$3.0
Income tax expense	—	—	—	2.0	2.0
Interest expense	—	—	—	26.0	26.0
Depreciation	4.0	1.8	2.9	3.6	12.3
Amortization	5.6	2.8	4.7	—	13.1
EBITDA	28.4	40.9	20.2	(33.1)	56.4
Share based compensation	—	—	—	(0.7)	(0.7)
Tristar acquisition	—	—	5.6	—	5.6
Armitage integration	0.1	—	—	—	0.1
Omega integration	0.1	—	—	—	0.1
HHI divestiture	—	—	—	0.6	0.6
HPC separation initiatives	—	—	—	10.7	10.7
Coevorden operations separation	1.9	—	—	—	1.9
Fiscal 2022 restructuring	3.1	0.6	3.7	0.7	8.1
Russia closing initiatives	(1.4)	—	1.8	—	0.4
Global ERP transformation	—	—	—	3.4	3.4
HPC brand portfolio transition	—	—	0.3	—	0.3
GPC distribution center transition	8.4	—	—	—	8.4
Global productivity improvement program	0.2	—	0.5	0.5	1.2
Other project costs	0.1	—	0.4	3.6	4.1
Unallocated shared costs	—	—	—	7.0	7.0
Non-cash purchase accounting adjustments	—	—	4.3	—	4.3
Gain from remeasurement of contingent consideration liability	—	—	(25.0)	—	(25.0)
Early settlement of foreign currency cash flow hedges	—	—	(8.2)	—	(8.2)
Salus and other	—	1.3	—	0.1	1.4
Adjusted EBITDA	$40.9	$42.8	$3.6	$(7.2)	$80.1
Net Sales	$290.2	$198.5	$329.3	$—	$818.0
Adjusted EBITDA margin	14.1%	21.6%	1.1%	—	9.8%

Page 15 / 19

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) from continuing operations to adjusted EBITDA and adjusted EBITDA margin for the nine month period ended July 2, 2023.

(in millions, except %)	GPC	H&G	HPC	Corporate	Consolidated
Net income (loss) from continuing operations	$91.3	$(20.8)	$(198.2)	$(159.5)	$(287.2)
Income tax benefit	—	—	—	(33.0)	(33.0)
Interest expense	—	—	—	103.9	103.9
Depreciation	11.6	5.4	9.0	10.2	36.2
Amortization	16.6	8.6	6.2	—	31.4
EBITDA	119.5	(6.8)	(183.0)	(78.4)	(148.7)
Share based compensation	—	—	—	12.5	12.5
Tristar integration	—	—	10.7	—	10.7
HHI divestiture	—	—	—	6.9	6.9
HPC separation initiatives	—	—	—	4.0	4.0
Coevorden operations separation	2.7	—	—	—	2.7
Fiscal 2023 restructuring	2.5	—	2.8	—	5.3
Fiscal 2022 restructuring	0.1	0.2	—	0.4	0.7
Russia closing initiatives	—	—	2.9	—	2.9
Global ERP transformation	—	—	—	8.5	8.5
HPC brand portfolio transitions	—	—	2.1	—	2.1
Other project costs	1.1	2.1	0.9	4.8	8.9
Unallocated shared costs	—	—	—	18.1	18.1
Non-cash purchase accounting adjustments	—	—	1.4	—	1.4
Gain from remeasurement of contingent consideration liability	—	—	(1.5)	—	(1.5)
Impairment of equipment and operating lease assets	7.9	—	0.2	—	8.1
Impairment of goodwill	—	—	111.1	—	111.1
Impairment of intangible assets	—	56.0	64.7	—	120.7
Early settlement of foreign currency cash flow hedges	—	—	4.6	—	4.6
Legal and environmental	—	(0.2)	1.7	—	1.5
HPC product recall	—	—	3.8	—	3.8
Salus and other	3.3	0.1	0.3	1.3	5.0
Adjusted EBITDA	$137.1	$51.4	$22.7	$(21.9)	$189.3
Net sales	$846.5	$411.3	$920.3	$—	$2,178.1
Adjusted EBITDA margin	16.2%	12.5%	2.5%	—	8.7%

Page 16 / 19

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) from continuing operations to adjusted EBITDA and adjusted EBITDA margin for the nine month period ended July 3, 2022.

(in millions, except %)	GPC	H&G	HPC	Corporate	Consolidated
Net income (loss) from continuing operations	$49.1	$50.7	$12.7	$(164.8)	$(52.3)
Income tax benefit	—	—	—	(20.8)	(20.8)
Interest expense	—	—	—	72.4	72.4
Depreciation	11.1	5.4	9.2	10.9	36.6
Amortization	17.1	8.6	14.2	—	39.9
EBITDA	77.3	64.7	36.1	(102.3)	75.8
Share based compensation	—	—	—	11.4	11.4
Tristar acquisition and integration	—	—	20.0	—	20.0
Rejuvenate integration	—	7.0	—	—	7.0
Armitage integration	1.4	—	—	—	1.4
Omega integration	1.5	—	—	—	1.5
HHI divestiture	—	—	—	6.1	6.1
HPC separation initiatives	—	—	—	15.4	15.4
Coevorden operations separation	7.3	—	—	—	7.3
Fiscal 2022 restructuring	3.1	0.6	3.7	0.7	8.1
Russia closing initiatives	0.2	—	3.8	—	4.0
Global ERP transformation	—	—	—	9.4	9.4
HPC brand portfolio transitions	—	—	0.3	—	0.3
GPC distribution center transition	28.3	—	—	—	28.3
Global productivity improvement program	0.9	—	2.5	1.8	5.2
Other project costs	0.2	—	0.6	9.9	10.7
Unallocated shared costs	—	—	—	20.7	20.7
Non-cash purchase accounting adjustments	—	—	7.8	—	7.8
Gain from remeasurement of contingent consideration liability	—	—	(25.0)	—	(25.0)
Early settlement of foreign currency cash flow hedges	—	—	(8.2)	—	(8.2)
Legal and environmental	—	(0.5)	—	—	(0.5)
Salus and other	—	1.3	—	0.4	1.7
Adjusted EBITDA	$120.2	$73.1	$41.6	$(26.5)	$208.4
Net Sales	$887.5	$470.3	$1,025.2	$—	$2,383.0
Adjusted EBITDA margin	13.5%	15.5%	4.1%	—	8.7%

Page 17 / 19

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED DILUTED EPS
We define adjusted diluted earnings per share (EPS) as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that adjusted diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. Adjustments to diluted EPS include the following:
•Incremental amounts attributable to strategic transactions and business development initiatives including, but not limited to, the acquisition or divestitures of a business, costs to effect and facilitate a transaction, including such cost to integrate or separate the respective business. These amounts are excluded from our performance metrics as they are reflective of incremental investment by the Company towards business development activities, incremental costs attributable to such transactions and are not considered recurring or reflective of the continuing ongoing operations of the consolidated group or segments;
•Incremental amounts realized towards restructuring and optimization projects including, but not limited to, costs towards the development and implementation of strategies to optimize operations and improve efficiency, reduce costs, increase revenues, increase or maintain our current profit margins, including recognition of one-time exit or disposal costs. These amounts are excluded from our ongoing performance metrics as they are reflective of incremental investment by the Company towards significant initiatives controlled by management, incremental costs directly attributable to such initiatives, indirect impact or disruption to operating performance during implementation, and are not considered recurring or reflective of the continuing ongoing operations of the consolidated group or segments;
•Unallocated shared costs associated with discontinued operations from certain shared and center-led administrative functions the Company's business units excluded from income from discontinued operations as they are not a direct cost of the discontinued business but a result of indirect allocations, including but not limited to, information technology, human resources, finance and accounting, supply chain, and commercial operations. Amounts attributable to unallocated shared costs would be mitigated through subsequent strategic or restructuring initiatives, transition services agreements, elimination of extraneous costs, or re-allocations or absorption of existing continuing operations following the completed sale of the discontinued operations;
•Non-cash purchase accounting adjustments recognized in earnings from continuing operations subsequent to an acquisition, including, but not limited to, the costs attributable to the step-up in inventory value and the incremental value in operating lease assets with below market rent, among others;
•Non-cash gain from the reduction in the contingent consideration liability associated with the Tristar Business acquisition in the prior year;
•Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations, including impairments from property, plant and equipment, operating and finance lease assets, and goodwill and other intangible assets;
•Impact from the early settlement of foreign currency cash flow hedges in the prior year, resulting in subsequent assumed losses at the original stated maturities of foreign currency cash flow hedges in our EMEA region that were settled due to changes in the Company's legal entity organization structure and forecasted purchasing strategy of HPC finished goods inventory within the region, resulting in the recognition of excluded gains in the prior year intended to mitigate costs through the year ending September 30, 2023;
•Incremental costs recognized by the HPC segment attributable to the realization of product recalls initiated in the prior year;
•Incremental reserves for non-recurring litigation or environmental remediation activity, including the proposed settlement of outstanding litigation at our H&G and HPC segments attributable to significant and unusual nonrecurring claims with no previous history or precedent, and any subsequent change in estimate or remeasurement realized upon settlement;
•Incremental interest costs realized during the three and nine month periods ended July 2, 2023 for fees paid towards the amendment to the credit agreement to temporarily increase the maximum consolidated leverage ratio and incremental cost from the write off of debt issuance costs for the early extinguishment of debt and termination of the incremental revolver after the closing of the HHI divestiture;
•Other adjustments primarily attributable to (1) costs associated with Salus as they are not considered a component of the continuing commercial products company; (2) key executive severance related costs; (3) insurable losses and cost recovery associated with hurricane damages at a key supplier of our Glofish business and loss realized from misapplied funds during the three and nine month period ended July 2, 2023; and
•Income tax adjustment to diluted EPS is to exclude the impact of adjusting the valuation allowance against deferred taxes and other tax related items in order to reflect a normalized ongoing effective tax rate of 25.0% for the three and nine month periods ended July 2, 2023 and July 3, 2022 based upon enacted corporate tax rate in the United States.

Page 18 / 19

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED DILUTED EPS (continued)
The following is a reconciliation of reported diluted EPS from continuing operations to adjusted diluted EPS from continuing operations for the three and nine month periods ended July 2, 2023 and July 3, 2022.

	Three Month Periods Ended		Nine Month Periods Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Diluted EPS from continuing operations, as reported	$(4.27)	$0.07	$(7.06)	$(1.28)
Adjustments:
Tristar acquisition and integration	0.02	0.14	0.26	0.49
HHI divestiture	0.10	0.01	0.17	0.15
HPC separation initiatives	0.01	0.26	0.10	0.38
Coevorden operations separation	—	0.05	0.07	0.18
Rejuvenate integration	—	—	—	0.17
Armitage integration	—	—	—	0.03
Omega integration	—	—	—	0.04
Fiscal 2023 restructuring	0.04	—	0.07	—
Fiscal 2022 restructuring	(0.02)	0.20	0.08	0.20
Russia closing initiatives	—	0.01	0.07	0.10
Global ERP transformation	0.09	0.08	0.21	0.23
HPC brand portfolio transitions	0.02	0.01	0.05	0.01
GPC distribution center transition	—	0.21	—	0.69
Global productivity improvement program	—	0.03	—	0.13
Other project costs	0.01	0.10	0.18	0.26
Unallocated shared costs	0.13	0.17	0.44	0.51
Non-cash purchase accounting adjustments	0.01	0.11	0.03	0.19
Gain from remeasurement contingent consideration liability	—	(0.61)	(0.04)	(0.61)
Impairment on equipment and operating leases	0.09	—	0.20	—
Impairment of goodwill	2.75	—	2.73	—
Impairment on intangible assets	1.33	—	2.96	—
Early settlement of foreign currency cash flow hedges	0.02	(0.20)	0.11	(0.20)
Legal and environmental	0.04	—	0.04	(0.01)
HPC product recalls	0.05	—	0.09	—
Debt amendment and financing costs	0.21	—	0.27	—
Salus and other	0.02	0.03	0.16	0.04
Pre-tax adjustments	$4.92	$0.60	$8.25	$2.98
Income tax adjustment	0.10	(0.13)	(0.90)	(0.82)
Total adjustments	$5.02	$0.47	$7.35	$2.16
Diluted EPS from continuing operations, as adjusted	$0.75	$0.54	$0.29	$0.88

Page 19 / 19